Exhibit 10.2

EXECUTION VERSION

CATTLE PURCHASE AND SALE AGREEMENT

BETWEEN

NATIONAL BEEF PACKING COMPANY, LLC

AND

U.S. PREMIUM BEEF, LLC

THIS CATTLE PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into as of the 30th day of December, 2011, by and between NATIONAL BEEF PACKING COMPANY, LLC, a Delaware limited liability company (“National Beef”), and U.S. PREMIUM BEEF, LLC, a Delaware limited liability company (“USPB”).  National Beef and USPB are each referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A.                                   USPB members are engaged in the production and marketing of cattle;

B.                                     National Beef is engaged in the business of purchasing and processing cattle and marketing beef and related products; and

C.                                     National Beef desires to purchase cattle from USPB members, and USPB members desire to sell and deliver cattle to National Beef, on the terms and conditions in this Agreement.

D.                                    USPB holds a membership interest in National Beef.  Pursuant to a Pledge and Security Agreement dated as of the date hereof between USPB and National Beef (the “Pledge Agreement”), USPB has granted to National Beef a perfected security interest in all of USPB’s membership interests in National Beef in order to support its obligations under this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained in this Agreement, the Parties hereto agree as follows:

1.                                      PURCHASE/SALE OF CATTLE.

(a)                                  Purchase through USPB.  Subject to the terms and conditions in this Agreement and during the term of this Agreement, National Beef shall purchase through USPB from its members, and USPB shall cause to be sold and delivered from its members to National Beef, on an annual basis, a base amount of 735,385 (plus or minus ten percent (10%)) head of cattle per year.

(b)                                  Additional Cattle Delivery Rights.  National Beef agrees to discuss terms and conditions for USPB to increase cattle delivery rights through cattle producers who would deliver to National Beef processing (slaughter) facilities, at current and future locations.  If National Beef acquires or develops new processing (slaughter) facilities, then USPB shall have a first right to provide cattle to those facilities at the same proportion as provided to the existing facilities as of the effective date of this Agreement.

(c)                                  Scheduling.  Delivery schedules shall be determined by National Beef on a reasonable basis, consistent with all other provisions of this Agreement, taking into account operational practicalities.  Delivery will be to National Beef’s beef processing facilities located in the United States in the traditional areas where USPB members have or are delivering cattle to National Beef processing facilities.  Upon receipt of a request by National Beef, USPB will forecast USPB’s anticipated deliveries thirty (30) days in advance of any scheduled deliveries to National Beef.

2.                                      PURCHASE PRICE OF CATTLE.

(a)                                  Grid Pricing Criteria.  The purchase price for cattle purchased by National Beef under this Agreement shall be an amount determined pursuant to National Beef’s pricing grid for cattle to be delivered through USPB by USPB members, as the pricing grid may be modified or supplemented from time to time through mutual agreement by National Beef and USPB; provided, however, that the pricing grid shall at all times be no less favorable than any other pricing grid being utilized by National Beef; and provided, further, however, that the pricing grid shall be competitive with National Beef’s major competitors for the purchase of cattle. “Competitive with National Beef’s major competitors” means the pricing grid is competitive with the best pricing grids offered by any two or more competitors.  For purposes of the pricing grid, National Beef shall grade beef derived from cattle purchased under this Agreement in accordance with standard industry practice.  An example of grid pricing is given on Exhibit A.

(b)                                  Carcass Data.  National Beef shall provide USPB carcass data on all cattle delivered by USPB members to National Beef in a manner similar to the customary information provided by National Beef to USPB, an example of which is in Exhibit B, or as otherwise agreed to by the Parties.

3.                                      PAYMENT OF PURCHASE PRICE.  Cattle purchased under this Agreement from USPB members shall be paid for by National Beef on a finish and grade basis consistent with standard industry practice, or on any other basis that is consistent with any other standard industry practice utilized by National Beef with respect to cattle purchased from third parties, and shall in any event be in accordance with applicable law.

4.                                      CATTLE QUALITY.  For purposes of this Agreement, USPB agrees that USPB members will not deliver to National Beef any cattle that have been condemned by the United States Department of Agriculture or any other applicable regulatory authority.

5.                                      PERMITS.  USPB members shall provide National Beef with all permits necessary to qualify cattle for interstate shipment, if applicable, in the same manner as required for other cattle purchased by National Beef.  Each Party otherwise covenants with the other Party to perform the Party’s obligations under this Agreement in accordance with all applicable laws.

6.                                      WEIGHING AND TRANSPORTATION.  All cattle purchased by National Beef from USPB under this Agreement shall be weighed and transported according to standard industry practice and on the same basis as other cattle purchased by National Beef (or as otherwise mutually determined by the Parties through the pricing grid determination process).

7.                                      TERM OF AGREEMENT.  The term of this Agreement shall commence on the date first written above and shall continue for an initial term of five years (such period, as it may be extended pursuant to the terms of this Agreement, referred to herein as the “Term”).  Unless either Party gives written notice to the other Party that it does not want to extend the Term at least sixty (60) days prior to each one year anniversary of the date of this Agreement, then, on each such anniversary, the Term shall be extended by one (1) year.  If such written notice is given, this Agreement will continue until the expiration of the Term, subject to the following:

(1)                                  if there is a material breach of any agreement or covenant of USPB contained in this Agreement, National Beef may give written notice of the breach to USPB and, if the breach is not cured within a period of thirty (30) days following the notice of breach by National Beef to USPB (“USPB’s Cure Period”), National Beef shall have the right to terminate this Agreement upon written notice to USPB within thirty (30) days following the expiration of USPB’s Cure Period, provided, however, if the breach is related to a shortage in the number of cattle delivered by USPB and its members to National Beef in a given year, then USPB shall have the right to make up delivery shortages by increasing cattle deliveries on a prorated basis equal to 10% of the annual deliveries per month until the shortage in deliveries is made up.  The effective date of any such termination under this Section 7(1) shall be six (6) months following the date of delivery of the notice of termination by National Beef to USPB, and during such six (6) month period USPB and National Beef shall continue to perform their respective obligations under this Agreement; provided, however, USPB may terminate the Agreement prior to such six (6) month period upon written notice to National Beef if National Beef fails to comply with the terms of and conditions of this Agreement including to pay for cattle as required (subject to a five (5) business day cure period or any shorter period required by federal law);

(2)                                  if there is a material breach of any agreement or covenant of National Beef contained in this Agreement, USPB may give written notice of the breach to National Beef and, if the breach is not cured within a period of thirty (30) days (or, if the breach is a failure of National Beef to make a payment to USPB or USPB members, five (5) business days) following the notice of breach by USPB to National Beef (“National Beef Cure Period”), USPB shall have the right to terminate this Agreement upon written notice to National Beef within thirty (30) days following the expiration of the National Beef Cure Period.  The effective date of any such termination under this Section 7(2) shall be six (6) months following the date of delivery of the notice of termination by USPB to National Beef, and during such six (6) month period USPB and National Beef shall continue to perform their respective obligations under this Agreement; provided, however, USPB may terminate the Agreement prior to such six (6) month period upon written notice to National Beef if National Beef fails to comply with the terms and conditions of this Agreement including to pay for cattle as required (subject to a five (5) business day cure period or any shorter period required by federal law);

(3)                                  if (i) at any time USPB owns less than twenty percent (20%) of USPB’s Aggregate Units (as defined in the National Beef Packing Company, LLC First Amended and Restated Limited Liability Company Agreement dated as of December 30, 2011, as amended, modified, supplemented, extended or restated from time to time) or (ii) at any time after the

Effective Date (as defined in the National Beef Pennsylvania, LLC Amended and Restated Limited Liability Company Agreement dated as of December 30, 2011, as amended, modified, supplemented, extended or restated from time to time (the “Pennsylvania LLC Agreement”)), USPB owns less than twenty percent (20%) of USPB’s Aggregate Units (as defined in the Pennsylvania LLC Agreement), then National Beef shall have the right to terminate this Agreement upon written notice to USPB.  The effective date of any such termination under this Section 7(3) shall be six (6) months following the date of delivery of the notice of termination by National Beef to USPB, and during such six (6) month period USPB and National Beef shall continue to perform their respective obligations under this Agreement; provided, however, USPB may terminate the Agreement prior to such six (6) month period upon written notice to National Beef if National Beef fails to comply with the terms and conditions of this Agreement including to pay for cattle as required (subject to a five (5) business day cure period or any shorter period required by federal law);

(4)                                  for a period of six (6) months following any termination of this Agreement due to the expiration of the Term, National Beef and USPB shall continue to perform their respective obligations under this Agreement as if this Agreement was still in effect; provided, however, USPB may terminate the Agreement prior to such six (6) month period upon written notice to National Beef if National Beef fails to comply with the terms and conditions of this Agreement including to pay for cattle as required (subject to a five (5) business day cure period or any shorter period required by federal law); and

(5)                                  notwithstanding the foregoing clauses (1), (2), (3) and (4), the obligation to purchase and pay for cattle and the obligation to deliver cattle under this Section 7, and rights of either Party to collect applicable damages and to exercise its remedies for failure to purchase and deliver cattle as provided under this Agreement all of which shall be subject to reasonable written notice to the other party if not specified in this Agreement (including, in the case of National Beef, National Beef’s exercise of its rights under the Pledge Agreement), shall survive any notice of termination or termination of this Agreement.

8.                                      WARRANTIES.  USPB MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED TO NATIONAL BEEF OTHER THAN AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SPECIFICALLY MAKES NO WARRANTY AS TO ANY SPECIFIC GRADE OF BEEF TO BE DERIVED FROM ANY CATTLE SOLD UNDER THIS AGREEMENT, AND DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE.

9.                                      DISPUTE RESOLUTION.  Any and all disputes related to Section 2(a) which cannot be settled amicably, including any ancillary claims of any Party, arising out of, relating to or in connection with the interpretation, performance or non-performance of Section 2(a) of this Agreement (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in Missouri in accordance with the then-existing American Arbitration Association Rules and Procedures for commercial arbitration.  If the Parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) days of the receipt of the request for arbitration, the American Arbitration Association shall make the appointment.  The arbitrator shall be a lawyer admitted to the practice of law in the State of Missouri and shall conduct the proceedings in the English language.  Performance under Section 2(a) of this Agreement shall continue if reasonably possible during any arbitration proceedings.

10.                               REMEDIES.  If either Party is in default under this Agreement, the other Party may exercise any and all rights and remedies available to the Party under this Agreement, under any applicable Uniform Commercial Code, or otherwise at law or in equity (including, in the case of National Beef, National Beef’s exercise of its rights under the Pledge Agreement).  Notwithstanding other provisions of this Section, if a force majeure event occurs precluding National Beef from receiving and/or processing cattle, National Beef must still purchase cattle from USPB and its members as provided under this Agreement.  Cattle available for delivery from USPB and its members to a plant during a force majeure event are defined as “Force Majeure Cattle.”  Notwithstanding the foregoing National Beef shall have no obligation to purchase Force Majeure Cattle unless the logistics and financial components of purchasing the Force Majeure Cattle (such as delivery to another plant within a reasonable distance to the plant affected by the force majeure event) would be substantially the same to National Beef as they would have been without the occurrence of the force majeure event.  National Beef shall notify USPB in writing if National Beef will not purchase Force Majeure Cattle and take delivery at a plant with a force majeure event and must offer to purchase the Force Majeure Cattle with pricing adjustments to compensate National Beef for the actual additional costs to purchase the Force Majeure Cattle over the purchase of the Force Majeure Cattle if the force majeure event had not occurred.

11.                               NOTICES.  All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly delivered (i) upon delivery by hand, (ii) upon delivery by fax or electronic transmission, provided written confirmation of such delivery is received, (ii) five (5) days after being mailed by certified mail with postage paid and return receipt requested or (iii) one (1) day after being mailed by overnight courier to the Parties at the following addresses and fax numbers (or at another address or fax number for a Party as the Party shall designate in a notice given pursuant to this Section):

(a)                                  If to National Beef, to:

Chief Executive Officer

National Beef Packing Company, LLC

12200 Ambassador Drive, 5th Floor

Kansas City, MO  64163

With a copy to:

General Counsel

National Beef Packing Company, LLC

12200 Ambassador Drive, 5th Floor

Kansas City, MO  64163

Fax: (816) 713-8889

and (which shall not be considered notice):

Leucadia National Corporation

Attn:  Justin R. Wheeler

315 Park Avenue South

New York, New York 10010

Fax: (212) 598-3245

Email:  jwheeler@leucadia-slc.com

and

Weil, Gotshal & Manges LLP

Attn:  Andrea A. Bernstein

Matthew J. Gilroy

767 Fifth Avenue

New York, New York 10153

Fax:  212-310-8007

Email: andrea.bernstein@weil.com

matthew.gilroy@weil.com

(b)                                 If to USPB, to:

Steven D. Hunt, CEO

U.S. Premium Beef, LLC

P.O. Box 20103

Kansas City, MO  64195

Fax:  (816) 713-8810

Email:  sdhunt@uspb.com

with a copy to:

Stoel Rives LLP

Attn:  Mark J. Hanson

33 South Sixth Street, Suite 4200

Minneapolis, MN 55402

Fax:  (612) 373-8881

Email:  mjhanson@stoel.com

12.                               ENTIRE AGREEMENT; AMENDMENT; SURVIVAL.  This Agreement contains all of the terms agreed upon by the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements of the Parties or their predecessors in interest as to the subject matter of this Agreement.  This Agreement may not be modified except in writing, signed by the Parties hereto, that specifically references this Agreement.  Sections 9, 11, 12, 13 and 14 shall survive the expiration or termination of this Agreement.

13.                               ASSIGNMENT.  This Agreement may not be assigned by any Party without prior written consent of the other Party.  This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective heirs, legal representatives, successors, and permitted assigns. Notwithstanding the foregoing, National Beef may assign this Agreement to any wholly owned subsidiary or affiliate without any prior written consent.

14.                               GOVERNING LAW; CONSTRUCTION.  This Agreement, other than Section 2(a) which is subject to the dispute resolution provisions in Section 9 of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Kansas, and shall be settled exclusively in the state or federal courts located in the State of Kansas, according to the rules of jurisdiction and procedure applicable to those courts.  Except for matters relating to Section 2(a), each Party consents exclusively to subject matter and jurisdiction and venue in the federal and state courts of the State of Kansas. The Parties agree that if any part, term or provision of this Agreement is held by a court of competent jurisdiction to be illegal or unenforceable or in conflict with any controlling state law, the validity of the remaining parts, terms and provisions of this Agreement shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or unenforceable or in conflict with any controlling state law.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.

NATIONAL BEEF PACKING COMPANY, LLC

By:	/s/ Timothy M. Klein
Name:	Timothy M. Klein
Title:	Chief Executive Officer, President and Manager

U.S. PREMIUM BEEF, LLC

By:	/s/ Steven D. Hunt
Name:	Steven D. Hunt
Title:	Chief Executive Officer